                                                                    Exhibit 99

                   WINTHROP PARTNERS 81 LIMITED PARTNERSHIP
                        FORM 10-QSB SEPTEMBER 30, 1998

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

     1. Statement of Cash Available for Distribution for the three months ended September 30, 1998:

           Net income                                    $     41,000

           Less: Cash to reserves                             (41,000)
                                                         ------------

           Cash Available for Distribution               $       --
                                                         ============

           Distributions allocated to Limited Partners   $       --
                                                         ============

     2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended September 30, 1998:

    Entity Receiving                    Form of
      Compensation                    Compensation                              Amount
-------------------------    -------------------------------------------     -----------
Winthrop
Management LLC               Property Management Fees                        $      690

WFC Realty Co., Inc.
(Initial Limited Partner)    Interest in Cash Available for Distribution     $      --

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